UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
June 26, 2008
(Date of earliest event reported)
CRUSADER ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1-32533 (Commission File Number)	88-0349241 (I.R.S. Employer Identification Number)
4747 Gaillardia Parkway
Oklahoma City, Oklahoma 73142
(Address of principal executive offices, including zip code)
(405) 285-7555
(Registrant’s telephone number, including area code)
Westside Energy Corporation
(Former name)
3131 Turtle Creek Blvd., Suite 1300
Dallas, Texas 75219
(Former address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 3.02 Unregistered Sales of Equity Securities
Item 4.01 Changes in Registrant’s Certifying Accountant
Item 5.01 Changes in Control of Registrant
Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
Amended and Restated Articles of Incorporation
First Amendment to Second Amended and Restated Bylaws
Second Amended and Restated Credit Agreement
Amended and Restated Subordinated Credit Agreement
Personnel Services Agreement
2008 Long Term Incentive Plan
Registration Rights Agreement
Non-Transfer Agreement
Non-Transfer Agreement
Non-Transfer Agreement
Non-Transfer Agreement
Services Agreement
Employment Agreement
Indemnification Agreement
Business Opportunity Agreement
Letter of Malone & Bailey
Press Release

Item 1.01	Entry into a Material Definitive Agreement.
New Senior and Subordinated Credit Facilities
          On June 26, 2008, Crusader Energy Group Inc. (formerly known as Westside Energy Corporation), a Nevada corporation (the “Company”), entered into a senior secured credit agreement (“Senior Facility”) with Union Bank of California, N.A. (“UBOC”) as administrative agent and as issuing lender, and the lenders signatory thereto, which provides a revolving line of credit equal to the lesser of $200,000,000 or the borrowing base. The Senior Facility is secured by substantially all of the proved oil and gas assets and all personal property assets of the Company and its subsidiaries. Availability under the Senior Facility is subject to a borrowing base set by the lenders semi-annually, with each of the Company and the lenders having the right to request a redetermination once between each such semi-annual redetermination. The borrowing base is dependent on a number of factors, but is based primarily on the lenders’ assessment of future cash flows of its proved reserves. The initial borrowing base is $100,000,000. Interest under the Senior Facility will range from London Interbank Offered Rate (“LIBOR”) plus 1.50% to LIBOR plus 2.00%, or from the reference rate plus 0.25% to the reference rate plus 0.50%, depending upon the percentage of the borrowing base being used. As of June 26, 2008, the Senior Facility bore interest at LIBOR plus 2.00%. The Senior Facility has certain financial covenants which provide for, among other things, maintaining a certain current ratio and leverage ratio and certain reporting requirements. All of the obligations of the Company are secured by guarantees of each of the Company’s subsidiaries. The Senior Facility also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default, bankruptcy and material judgments, and a change of control. As of June 26, 2008, the Company had $100 million outstanding on this line of credit. The Senior Facility becomes due October 4, 2010.
          The Senior Facility is filed as Exhibit 10.1 hereto and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.
          On June 26, 2008, the Company also entered into a $30,000,000 senior subordinated term loan agreement (“Subordinated Facility”) with UnionBanCal Equities, Inc. (“UBEI”) as administrative agent, an affiliate of UBOC, and certain other participating lenders. The Subordinated Facility bears interest at LIBOR plus 5% or the reference rate plus 3.5% and becomes due August 31, 2012. The Subordinated Facility is secured by substantially all of the proved oil and gas assets and all personal property of the Company and its subsidiaries and by guarantees of each of the Company’s subsidiaries. The Subordinated Facility contains certain customary restrictive covenants and also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default, bankruptcy and material judgments, and a change of control. As of June 26, 2008, $30 million was outstanding under the Subordinated Facility.
          The Subordinated Facility is filed as Exhibit 10.2 hereto and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.
          Proceeds of the Senior Facility and the Subordinated Facility were used to refinance the current debt of the Company and Crusader (as defined below) in connection with the Closing of the Business Combination (as defined below), and will be used to fund the Company’s drilling activity and general corporate purposes.
Personnel Services Agreement
          On June 26, 2008, following the Closing of the Business Combination, the Company and Crusader Management Corporation, an Oklahoma corporation and a wholly-owned subsidiary of the Company (“Crusader Management”), entered into a personnel services agreement pursuant to which Crusader Management will provide the Company and its subsidiaries with substantially all employee services required for the operation of their businesses. Crusader Management will not hold itself out to the public as an employee leasing company and will, at its discretion, maintain employee benefit plans for its employees. Crusader Management will be reimbursed by the Company for its general and administrative expenses, including labor costs. Such personnel services agreement is filed as Exhibit 10.3 hereto and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.

Other Agreements
          As described in Item 2.01, in connection with the Closing of the Business Combination, the Company entered into a registration rights agreement and non-transfer agreements. The information set forth in Item 2.01 under the headings “Registration Rights Agreement” and “Non-Transfer Agreements” is hereby incorporated by reference into this Item 1.01.
          As described in Item 5.02, in connection with the Closing of the Business Combination, the Company’s board of directors (“Board”) adopted a resolution to renounce any interest in certain business opportunities and, in furtherance of such resolution, entered into a business opportunity agreement with its non-employee directors. The Company also entered into indemnification agreements with its directors and certain of its officers. The information set forth in Item 5.02 under the headings “Indemnification of Directors and Officers” and “Business Opportunities Renunciation” is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.
Termination of Wellington Credit Agreement
          On June 26, 2008, the Company repaid the outstanding balance of $26.9 million under the $25 million two-year credit agreement with Spindrift Partners, L.P., Spindrift Investors (Bermuda) L.P., Placer Creek Partners, L.P., and Placer Creek Investors (Bermuda), L.P. (the “Wellington Credit Agreement”). Wellington Management, LLC, which was the Company’s largest beneficial holder prior to the Closing of the Business Combination, serves as the investment adviser to each of these lenders. The Wellington Credit Agreement, which was entered into in March 2007, bore interest at 10.0% and was secured by a first lien on certain of the Company’s oil and gas properties. In addition, the Wellington Credit Agreement granted to the lenders a 3% overriding royalty interest in oil and gas produced from certain of the Company’s properties. The Company did not incur any prepayment penalties in connection with the repayment of the Wellington Credit Agreement. The Wellington Credit Agreement was retired in connection with the Closing of the Business Combination, which constituted a change in control under the terms of the Wellington Credit Agreement.
Termination of Note Issued by the Company to Knight II
          On June 26, 2008, the Company and Knight Energy Group II, LLC, a Delaware limited liability company (“Knight II”), terminated the unsecured $8,000,000 credit facility (“Knight II Note”) by mutual agreement of the parties in connection with the Closing of the Business Combination. As a result of the Closing of the Business Combination, Knight II became a wholly-owned subsidiary of the Company and the balances outstanding under the Knight II Note became intercompany debt. The Knight II Note, which was entered into in September 2007, bore interest at an annual rate equal to LIBOR plus 5.0%, which amount plus accrued interest was due and payable in March 2009. As of June 26, 2008, the outstanding balance under the Knight II Note was $8,000,000. No penalties were incurred in connection with the early termination of the Knight II Note.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Closing of the Business Combination
     On June 26, 2008 (the “Closing”), the Company completed the business combination (“Business Combination”) contemplated by the Contribution Agreement, dated December 31, 2007 (the “Contribution Agreement”), among the Company, Knight Energy Group I Holding Co., LLC, a Delaware limited liability company (“Knight I Parent”), Knight Energy Group II Holding Company, LLC, a Delaware limited liability company (“Knight II Parent”), Knight Energy Management Holding Company, LLC, a Delaware limited liability company (“Knight Energy Parent”), Hawk Energy Fund I Holding Company, LLC, an Oklahoma limited liability company (“Hawk Parent”), RCH Energy Opportunity Fund I, L.P., a Delaware limited partnership (“RCH Parent”), David D. Le Norman (“Crusader Management Parent”), Crusader Energy Group Holding Co., LLC, an Oklahoma limited liability company (“Crusader Energy Parent” and together with Knight I Parent, Knight II

Parent, Knight Energy Parent, Hawk Parent, RCH Parent and Crusader Management Parent, the “Crusader Parent Entities”), Knight Energy Group, LLC, a Delaware limited liability company (“Knight I”), Knight II, Knight Energy Management, LLC, a Delaware limited liability company (“Knight Energy”), Hawk Energy Fund I, LLC, an Oklahoma limited liability company (“Hawk”), RCH Upland Acquisition, LLC, a Delaware limited liability company (“RCH”), Crusader Management, and Crusader Energy Group, LLC, an Oklahoma limited liability company (“Crusader Energy” and together with Knight I, Knight II, Knight Energy, Hawk, RCH and Crusader Management, the “Crusader Operating Entities” and, together with the Crusader Parent Entities, “Crusader”), as amended.
     Immediately prior to the Closing, the Company’s stockholders approved all proposals related to the Business Combination as proposed and described in the Company’s definitive proxy statement on Schedule 14A previously filed with the Securities and Exchange Commission (“SEC”) on May 28, 2008 (the “Proxy Statement”). As contemplated by the Proxy Statement, the Board is considering whether to implement the two-for-one reverse stock split of its Common Shares approved by the Company’s stockholders, on which the Board expects to make a final decision within 180 days from the Closing. The Proxy Statement contains a description of the Business Combination and the assets and business of the Crusader Operating Entities.
     Pursuant to the Contribution Agreement, the Company acquired all of the outstanding equity interests in the Crusader Operating Entities and the Crusader Operating Entities became wholly-owned subsidiaries of the Company. As consideration for the equity interests in the Crusader Operating Entities, the Company issued an aggregate of 171,723,684 shares of common stock, par value $0.01 per share, of the Company (“Common Shares”) and paid an aggregate of $501,261 in cash to the Crusader Parent Entities. The cash portion of the consideration was financed by the Company’s cash on hand. The number of Common Shares issued under the Contribution Agreement includes the maximum number of additional Common Shares that could have been issued as a result of capital contributions to Knight II by Knight II Parent between the December 31, 2007 date of the Contribution Agreement and the Closing. The following table sets forth the number of Common Shares or the amount of cash received by each Crusader Parent Entity pursuant to the Contribution Agreement, and the percentage of Common Shares beneficially owned by each Crusader Parent Entity on June 26, 2008 following the Closing, assuming 197,394,957 Common Shares were outstanding.

Crusader Parent Entity	Consideration		Ownership Percentage
Knight I Parent	100,100,000	shares	50.7%
Knight II Parent	53,223,684	shares	27.6%
Hawk Parent	14,700,000	shares	7.4%
RCH Parent	3,700,000	shares	1.9%

Total	171,723,684	shares	87.6%

Crusader Management Parent	$499,261		0%
Crusader Energy Parent	$1,000		0%
Knight Energy Parent	$1,000		0%

Total	$501,261		0%

     Because the 171,723,684 Common Shares issued to the Crusader Parent Entities at Closing represents approximately 87% of the Company’s outstanding Common Shares, the Closing of the Business Combination constituted a change in control of the Company. The Closing of the Business Combination did not affect the number of Common Shares held by the Company’s existing stockholders. The beneficial ownership of the Company following the Closing of the Business Combination is further described in the section entitled “Security Ownership of Principal Stockholders” of the Proxy Statement, which is incorporated herein by reference.

2008 LTIP and LTIP Options
     Effective as of the Closing, upon receiving the requisite stockholder approval, the Company’s 2008 Long Term Incentive Plan (the “2008 LTIP”) became effective. The 2008 LTIP provides for the issuance of awards thereunder for up to 37,310,000 Common Shares. On June 26, 2008, immediately following the Closing, options to purchase 35,000,000 Common Shares, exercisable at $3.00 per share (the “LTIP Options”), were issued to employees of the Crusader Operating Entities who became eligible employees of the Company or its subsidiaries at that time. The 2008 LTIP and the LTIP Options are each described in the section entitled “Proposal 2: Approval of the 2008 Long Term Incentive Plan and the Issuance of Options to Purchase 35 Million Shares under the Plan” of the Proxy Statement, which is incorporated herein by reference.
     On June 26, 2008, immediately following the Closing but prior to the grant of the LTIP Options, the Board amended the 2008 LTIP to reflect the Company’s name change from “Westside Energy Corporation” to “Crusader Energy Group Inc.” The 2008 LTIP, as so amended, including the form of option award agreement attached as Exhibit B thereto, is filed as Exhibit 10.4 hereto and is incorporated herein by reference.
Registration Rights Agreement
     On June 26, 2008, the Crusader Parent Entities and the Company entered into a registration rights agreement providing for the registration under the Securities Act of 1933 (“Securities Act”) of the resale of, among other Common Shares, the Common Shares issued to the Crusader Parent Entities pursuant to the Contribution Agreement. A description of such registration rights agreement is contained in the section entitled “Terms of the Contribution Agreement—Registration Rights Agreement” of the Proxy Statement, which is incorporated herein by reference. A copy of such registration rights agreement is filed as Exhibit 10.5 hereto and is incorporated herein by reference.
Non-Transfer Agreements
     On June 26, 2008, each Crusader Parent Entity entered into a non-transfer agreement with the Company which restricts the disposition of the Common Shares beneficially owned by each of the Crusader Parent Entities for a period of 180 days after the Closing. Such non-transfer agreements are filed as Exhibits 10.6, 10.7, 10.8 and 10.9 hereto and are incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information set forth in Item 1.01 regarding the Senior Facility and Subordinated Facility is hereby incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
          The Closing of the Business Combination constituted a change in control under the Wellington Credit Agreement and gave the lenders the right to elect, among other things, to declare all amounts outstanding under the Wellington Credit Agreement to be immediately due and payable, as described in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Crusader Entities—Liquidity and Capital Resources—Credit Facilities” of the Proxy Statement, which is incorporated herein by reference. The information set forth in Item 1.02 under the heading “Termination of Wellington Credit Agreement” is incorporated by reference into this Item 2.04.

Item 3.02	Unregistered Sales of Equity Securities.
     As described in Item 2.01, the Company issued to Knight I Parent, Knight II Parent, Hawk Parent and RCH Parent 100,100,000, 53,223,684, 14,700,000 and 3,700,000 Common Shares, respectively, at the Closing of the Business Combination pursuant to the Contribution Agreement. The information set forth in Item 2.01 is hereby incorporated by reference into this Item 3.02.
     The sales of the Common Shares under the Contribution Agreement were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

Item 4.01	Changes in Registrant’s Certifying Accountant.
     In connection with the Closing of the Business Combination, the Company engaged KPMG, LLP as its principal independent registered public accounting firm effective June 26, 2008. KPMG has served as the independent registered public accounting firm of the Crusader Operating Entities since the period ended December 31, 2005.
     Concurrent with the appointment of KPMG, Malone & Bailey, PC, was dismissed as principal independent registered public accounting firm of the Company effective June 26, 2008. The decision to change the Company’s principal independent registered public accounting firm has been approved by the Company’s audit committee of the Board.
     The report of Malone & Bailey dated March 31, 2008 on the consolidated balance sheets of the Company as of December 31, 2007 and 2006, and the related consolidated statements of operations, cash flows and stockholders’ equity for the years then ended did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles.
     During the Company’s fiscal years ended December 31, 2007 and 2006 and any subsequent interim period preceding the termination (through June 26, 2008), there were no disagreements between the Company and Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Malone & Bailey would have caused it to make reference thereto in their report on the Company’s audited financial statements.
     The Company requested that Malone & Bailey furnish it with a letter addressed to the SEC stating whether or not it agrees with the Company’s statements in this Item 4.01. A copy of the letter furnished by Malone & Bailey in response to that request, dated June 26, 2008, is filed as Exhibit 16.1 hereto and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.
          As described in Item 2.01, the Closing of the Business Combination constituted a change in control of the Company. The information set forth in Item 2.01 is hereby incorporated by reference into this Item 5.01.
Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Board of Directors
          In connection with the Closing of the Business Combination, each of Keith D. Spickelmier, Douglas G. Manner, Craig S. Glick, John T. Raymond and Herbert C. Williamson, III resigned from the Board effective as of the Closing.

          On June 26, 2008, at the annual stockholder’s meeting, the Company’s stockholders elected the following individuals to serve on the Board effective as of the Closing:
•	David D. Le Norman

•	Robert J. Raymond

•	Joe Colonnetta

•	James C. Crain

•	Phil D. Kramer

•	Robert H. Niehaus

•	Shirley A. Ogden
          Immediately following the Closing, the Company’s Board appointed the following directors to serve on the following committees of the Board:
•	Audit Committee: Joe Colonnetta, Phil D. Kramer and Shirley A. Ogden

•	Compensation Committee: James C. Crain, Robert H. Niehaus and Robert J. Raymond

•	Governance Committee: Joe Colonnetta, James C. Crain, Phil D. Kramer and Shirley A. Ogden
          On June 26, 2008, the Company entered into a services agreement with Robert J. Raymond to retain his services as the non-executive Chairman of the Board. Such services agreement is described in the section entitled “The Proposed Business Combinations—Our Board of Directors and Management Following the Closing of the Contribution Agreement—Crusader Services and Employment Agreements” of the Proxy Statement which is incorporated herein by reference, and is filed as Exhibit 10.10 hereto and is incorporated herein by reference.
Officers
     In connection with the Closing of the Business Combination, Douglas G. Manner, former Chief Executive Officer, and Sean J. Austin, former Chief Financial Officer, resigned from each of their positions with the Company effective as of the Closing. In connection with his resignation, each of Messrs. Manner and Austin received a cash payment of $22,667, the grant of certain incentive shares and the vesting of restricted stock, as described in the section entitled “The Proposed Business Combination—Interests of Certain Persons in the Transactions” of the Proxy Statement, which is incorporated herein by reference.
     On June 26, 2008, immediately following the Closing, the newly-elected Board appointed the following individuals to serve as executive officers of the Company in the following capacities:
•	David D. Le Norman, President and Chief Executive Officer

•	John G. Heinen, Senior Vice President, Chief Financial Officer and Treasurer

•	Paul E. Legg, Senior Vice President and Chief Operating Officer

•	Charles L. Mullens, Jr., Secretary and General Counsel

•	Roy A. Fletcher, Vice President, Controller and Investor Relations Manager
     On June 26, 2008, the Company entered into an employment agreement with Mr. Le Norman. Such employment agreement is described in the section entitled “The Proposed Business Combinations—Our Board of Directors and Management Following the Closing of the Contribution Agreement—Crusader Services and Employment Agreements” of the Proxy Statement which is incorporated herein by reference, and filed as Exhibit 10.11 hereto and is incorporated herein by reference.
     The information set forth in Item 2.01 regarding the 2008 LTIP and the LTIP Options is hereby incorporated by reference into this Item 5.02.
     Further information regarding each director and executive officer of the Company is disclosed in the following sections of the Proxy Statement, which are each incorporated herein by reference: “The Proposed Business Combinations—Our Board of Directors and Management Following the Closing of the Contribution

Agreement,” “Proposal 6: Election of Directors—Nominees if the Contribution Agreement is Consummated” and “Certain Related Transactions.”
Indemnification of Directors and Officers
          The Company has entered into indemnification agreements with its directors and its officers. Under the terms of the indemnification agreements, the Company has generally agreed to indemnify an officer or director for liabilities incurred to the fullest extent permitted by Nevada law. Also, as permitted under Nevada law, the indemnification agreements require the Company to advance expenses in defending any such action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. In general, the disinterested directors on the Board or a committee of disinterested directors have the authority to determine an indemnitee’s right to indemnification, but the indemnitee can require that independent legal counsel make this determination if a change in control or potential change in control has occurred. In addition, the indemnitee can require the Company to establish a trust fund with a third-party trustee sufficient to satisfy the indemnification obligations and expenses if a change in control or potential change in control has occurred. The indemnification agreements require the Company to continue director and officers’ liability insurance coverage for an indemnitee for six years after the indemnitee ceases to be an officer or director, and they obligate the Company to procure up to a six-year run-off policy in the event of a change in control or termination of the person in the year following a change in control of the Company. The indemnification agreements also limit the period in which the Company can bring an action against the indemnitee to three years for breaches of fiduciary duty and to one year for other types of claims. The indemnification agreement between the Company and Robert J. Raymond, together with a schedule identifying other substantially identical agreements between the Company and each director and officer of the Company identified on a schedule thereto, is filed as Exhibit 10.12 hereto and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.
Business Opportunities Renunciation
          On June 26, 2008, the Company’s newly-elected Board adopted a resolution to renounce any interest or expectancy of the Company in certain business opportunities. In furtherance of such resolution, the Company entered into a business opportunity agreement (the “Business Opportunity Agreement”) with its non-employee directors (defined as, together with their respective subsidiaries, affiliates and investment funds sponsored by such non-employee director and its subsidiaries and affiliates (excluding the Company and its subsidiaries), “Designated Parties”). The board resolution and the Business Opportunity Agreement provide that the Company renounces any interest or expectancy in: (a) any business opportunity (i) that neither the Company nor its subsidiaries are financially able, contractually permitted or legally able to undertake, (ii) that does not involve any aspect of the oil and gas exploration, exploitation, development and production business, or (iii) in which neither the Company or its subsidiaries has any interest or reasonable expectance; and (b) any other business opportunity other than any business opportunity that (i) is first presented to the Designated Party solely in such person’s capacity as a director of the Company and with respect to which, at the time of such presentment, no other Designated Party has independently received notice or otherwise identified such opportunity, or (ii) is identified by a Designated Party solely through the disclosure of information by or on behalf of the Company.
          Pursuant to the board resolution and the Business Opportunity Agreement, the Designated Parties will not have a duty to communicate or offer a business opportunity renounced by the Company as described above. The Business Opportunity Agreement does not prohibit the Company from pursuing any business opportunity to which the Company has renounced any interest or expectancy.
          The Business Opportunity Agreement is filed as Exhibit 10.13 hereto and is incorporated herein by reference, and the foregoing summary is qualified in its entirety thereby.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On June 26, 2008, upon receiving the requisite stockholder approval, the Company amended and restated its articles of incorporation in connection with the Closing of the Business Combination to change the Company’s name from “Westside Energy Corporation” to “Crusader Energy Group Inc.” and increase the Company’s authorized Common Shares from 50,000,000 shares to 500,000,000 shares. The Company’s Amended and Restated Articles of Incorporation are filed as Exhibit 3.1 hereto and are incorporated herein by reference.
          On June 26, 2008 immediately following the Closing, the Company’s Board adopted an amendment to the Company’s Second Amended and Restated Bylaws to, among other things, add procedures governing meetings of stockholders, add requirements regarding notice of stockholder nominations and renounce the Company’s interest or expectance in certain business opportunities. The Company’s First Amendment to Second Amended and Restated Bylaws are filed as Exhibit 3.2 hereto and are incorporated herein by reference.

Item 8.01	Other Events.
          On June 26, 2008, the Company issued a press release announcing the Closing of the Business Combination. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
               The financial statements required by Item 9.01(a) of Form 8-K have been previously filed in the Proxy Statement.
(b) Pro forma financial information.
               Pro forma financial information required by Item 9.01(b) of Form 8-K has been previously filed in the Proxy Statement.
(d) Exhibits.

No.	Exhibit

3.1	Amended and Restated Articles of Incorporation

3.2	First Amendment to Second Amended and Restated Bylaws

10.1	Second Amended and Restated Credit Agreement, dated June 26, 2008, among the Company, Union Bank of California, N.A., as administrative agent and as issuing lender, and the lenders signatory thereto

10.2	Amended and Restated Subordinated Credit Agreement, dated June 26, 2008, among the Company, UnionBanCal Equities, Inc., as administrative agent, and the lenders signatory thereto

10.3	Personnel Services Agreement, dated June 26, 2008, between the Company and Crusader Management Corporation

No.	Exhibit

10.4	Crusader Energy Group Inc. 2008 Long Term Incentive Plan

10.5	Registration Rights Agreement, dated June 26, 2008, among the Company, Knight Energy Group I Holding Co., LLC, Knight Energy Group II Holding Company, LLC, Hawk Energy Fund I Holding Company, LLC and RCH Energy Opportunity Fund I, L.P.

10.6	Non-Transfer Agreement, dated June 26, 2008, between the Company and Knight Energy Group I Holding Co., LLC

10.7	Non-Transfer Agreement, dated June 26, 2008, between the Company and Knight Energy Group II Holding Company, LLC

10.8	Non-Transfer Agreement, dated June 26, 2008, between the Company and Hawk Energy Fund I Holding Company, LLC

10.9	Non-Transfer Agreement, dated June 26, 2008, between the Company and RCH Energy Opportunity Fund I, L.P.

10.10	Services Agreement, dated June 26, 2008, between the Company and Robert J. Raymond

10.11	Employment Agreement, dated June 26, 2008, between the Company and David D. Le Norman

10.12	Indemnification Agreement, dated June 26, 2008, between the Company and Robert J. Raymond, together with a schedule identifying other substantially identical agreements between the Company and each director and officer of the Company identified on the schedule and identifying the material differences between each of those agreements and the filed Indemnification Agreement

10.13	Business Opportunity Agreement, dated June 26, 2008, among the Company and the parties listed on Exhibit A thereto

16.1	Letter of Malone & Bailey, dated June 26, 2008

99.1	Press Release, dated June 26, 2008

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUSADER ENERGY GROUP INC.

June 27, 2008	By:	/s/ David D. Le Norman

	Name:	David D. Le Norman

	Title:	President and Chief Executive Officer

Exhibit Index

No.	Exhibit

3.1	Amended and Restated Articles of Incorporation

3.2	First Amendment to Second Amended and Restated Bylaws

10.1	Second Amended and Restated Credit Agreement, dated June 26, 2008, among the Company, Union Bank of California, N.A., as administrative agent and as issuing lender, and the lenders signatory thereto

10.2	Amended and Restated Subordinated Credit Agreement, dated June 26, 2008, among the Company, UnionBanCal Equities, Inc., as administrative agent, and the lenders signatory thereto

10.3	Personnel Services Agreement, dated June 26, 2008, between the Company and Crusader Management Corporation

10.4	Crusader Energy Group Inc. 2008 Long Term Incentive Plan

10.5	Registration Rights Agreement, dated June 26, 2008, among the Company, Knight Energy Group I Holding Co., LLC, Knight Energy Group II Holding Company, LLC, Hawk Energy Fund I Holding Company, LLC and RCH Energy Opportunity Fund I, L.P.

10.6	Non-Transfer Agreement, dated June 26, 2008, between the Company and Knight Energy Group I Holding Co., LLC

10.7	Non-Transfer Agreement, dated June 26, 2008, between the Company and Knight Energy Group II Holding Company, LLC

10.8	Non-Transfer Agreement, dated June 26, 2008, between the Company and Hawk Energy Fund I Holding Company, LLC

10.9	Non-Transfer Agreement, dated June 26, 2008, between the Company and RCH Energy Opportunity Fund I, L.P.

10.10	Services Agreement, dated June 26, 2008, between the Company and Robert J. Raymond

10.11	Employment Agreement, dated June 26, 2008, between the Company and David D. Le Norman

10.12	Indemnification Agreement, dated June 26, 2008, between the Company and Robert J. Raymond, together with a schedule identifying other substantially identical agreements between the Company and each director and officer of the Company identified on the schedule and identifying the material differences between each of those agreements and the filed Indemnification Agreement

10.13	Business Opportunity Agreement, dated June 26, 2008, among the Company and the parties listed on Exhibit A thereto

16.1	Letter of Malone & Bailey, dated June 26, 2008

99.1	Press Release, dated June 26, 2008